Exhibit 10.1

[Execution]

AMENDMENT NO. 7

TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT, dated as of August 29, 2008 (this “Amendment”), by and among Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), C&D Technologies, Inc., a Delaware corporation (“Borrower”), C&D Charter Holdings, Inc., a Delaware corporation (“Charter”), and C&D International Investment Holdings Inc., a Delaware corporation (“International” and together with Charter, each individually a “Guarantor” and collectively, “Guarantors”). All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrower and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated December 7, 2005, by and among Agent, Lenders, Borrower and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement, dated March 30, 2006, Consent, Waiver, Amendment No. 2 to Loan and Security Agreement, dated as of June 14, 2006 and Consent, Amendment No. 3 to Loan and Security Agreement, dated as of December 21, 2006, Amendment No. 4 to Loan and Security Agreement, dated as of April 13, 2007, Amendment No. 5 to Loan and Security Agreement, dated as of July 20, 2007, and Consent and Amendment No. 6 to Loan and Security Agreement, dated August 30, 2007, as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrower and Guarantors have requested that Agent and Lenders agree to certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment, Borrower, Guarantors, Agent and Lenders desire and intend to evidence such consent and amendments;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined are used herein as defined therein.

2. Amendment of Defined Terms.

2.1. The definition of “Eligible Accounts” in Section 1.42 of the Loan Agreement is hereby amended to delete subsection (m) in its entirety and substitute the following therefor:

“(m) the aggregate amount of such Accounts owing by (i) a single account debtor other than Emerson Electric Company or its subsidiaries does not constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts and (ii) Emerson Electric Company and its subsidiaries does not constitute more than twenty five (25%) percent of the aggregate amount of all otherwise Eligible Accounts; (but in either case, the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);”

2.2. The definition of “Equipment Availability” in Section 1.47 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

““Equipment Availability” shall mean the lesser of (a) $5,000,000 and (b) eighty-five (85%) percent of the net forced liquidation value of Eligible Equipment, in each case reduced on the first day of each calendar month commencing September 1, 2008, by one thirty-sixth (1/36th) of such lesser amount.”

2.3. The definition of “Letter of Credit Limit” in Section 1.88 of the Loan Agreement is hereby amended to delete the reference therein to “$15,000,000” and substitute “$20,000,000” therefor.

3. Additional Definition. The Loan Agreement is hereby amended to include, in addition and not in limitation, the following definition:

““Eligible Equipment” shall mean, as to each Borrower, Equipment owned by such Borrower and included in the most recent appraisal of Equipment received by Agent in accordance with the requirements hereof, which Equipment is in good order, repair, running and marketable condition (ordinary wear and tear excepted) and in each case acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Equipment shall not include (a) Equipment at premises other than those owned or leased and controlled by any Borrower, except any Equipment which would otherwise be deemed Eligible Equipment that is not located at premises owned and operated by any Borrower may nevertheless be considered Eligible Equipment as to locations which are leased by a Borrower if either Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or Agent shall have established such Reserves in respect of amounts at any time payable by any Borrower or its affiliates to the owner and lessor thereof as Agent shall determine in good faith; (b) Equipment subject to a security interest or lien in favor of any person other than Agent except those permitted hereunder that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent between the holder of such security interest or lien and Agent; (c) Equipment located outside the United States of America; (d) Equipment that is not subject to the first priority, valid and perfected security interest of Agent; (e) damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower’s business as presently conducted; (f) office equipment or motor vehicles; or (g) Equipment which constitutes fixtures. The criteria for Eligible Equipment set forth above may only be changed and any new criteria for Eligible Equipment may only be established by Agent acting in good faith based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from any Borrower prior to the date hereof, in either case under clause (A) or (B) which adversely affects or could reasonably be expected to adversely affect such Equipment in any material respect in the good faith determination of Agent.”

4. Fees. Section 3.2 is hereby amended to delete the chart therein and substitute the following therefor:

	Quarterly Average Excess Availability	Unused Line Fee Percentage
Tier 1	Greater than $45,000,000.375%
Tier 2	Less than or equal to $45,000,000 and greater than $35,000,000.375%
Tier 3	Less than or equal to $35,000,000 and greater than $25,000,000.375%
Tier 4	Equal to or less than $25,000,000.375%

5. Sale of Assets, Consolidation, Merger, Dissolution, Etc. Section 9.7(b)(ii) is hereby amended to delete the reference therein to “$750,000” and substitute “$4,000,000” therefor.

6. Indebtedness. Section 9.9(b) of the Loan Agreement is hereby amended to delete the reference therein to $4,000,000 and substitute $15,000,000 therefor.

7. Consent. Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the increase in the indebtedness of the Joint Venture to the JV Lender from

RMB 40 million to RMB 160 million. “Joint Venture” and “JV Lender” shall have the meanings assigned to them in the Consent and Amendment No. 3 to Loan and Security Agreement dated December 21, 2006.

8. Representations, Warranties and Covenants. Borrower and Guarantors represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrower:

8.1. neither the execution, delivery and performance of this Amendment, or any other Financing Agreements in connection herewith, nor the consummation of the transactions herein or therein contemplated, are in contravention of law or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, or violates any provision of the Certificate of Incorporation or By-Laws (or similar governing documents) of any Borrower or Guarantor;

8.2. as of the date of this Amendment, no Default or Event of Default exists or has occurred and is continuing;

8.3. this Amendment and each other agreement or instrument to be executed and/or delivered by any Borrower or Guarantor in connection herewith or therewith have been duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor which is a party hereto and thereto and, if necessary, its stockholders or equity holders, as the case may be, and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principals; and

8.4. no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment, or the transactions contemplated hereby.

9. Conditions Precedent. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

9.1. Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Borrower, Guarantors and Lenders;

9.2. Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in form and substance reasonably satisfactory to Agent;

9.3. Agent shall have received the fee referred to in Section 10 hereof in immediately available funds; and

9.4. after giving effect to this Amendment, no Default or Event of Default shall exist or have occurred and be continuing.

10. Amendment Fee. In consideration of the amendments set forth herein, Borrower shall pay to Agent for the ratable benefit of Lenders, and Agent may, at its option, charge any loan account of Borrower maintained by Agent, a fee in the amount of $225,000, which fee shall be part of the Obligations and shall be fully earned and payable as of the date hereof.

11. General Release. Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements. Agent, the Lenders, Borrower and Guarantors desire to resolve each and every one of such Claims in conjunction with the consummation of the transactions contemplated by this Amendment and thus each Borrower and Guarantor makes the release contained in this Section 11. In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world up to and including the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, in any way affecting, concerning or arising out of or founded upon this Amendment, the Loan Agreement or any of the other Financing Agreements, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties arising from, in connection with or related to the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”). Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby. Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

12. Effect of This Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes, modifications or consents to the Financing Agreements are intended or implied, and in all other respects the

Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

13. Further Assurances. Each party shall execute and deliver such additional documents and take such additional action as may be requested by the other party to effectuate the provisions and purposes of this Amendment.

14. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

15. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or other method of electronic transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT		BORROWER

C&D TECHNOLOGIES, INC.
WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Georgios Kyvernitis	By:	/s/ James D. Dee
Title:	Director	Title:	Vice President

LENDERS		GUARANTORS

WACHOVIA BANK, NATIONAL ASSOCIATION		C&D CHARTER HOLDINGS, INC.

By:	/s/ Georgios Kyvernitis	By:	/s/ John Brawner
Title:	Director	Title:	President

WELLS FARGO FOOTHILL, LLC		C&D INTERNATIONAL INVESTMENT HOLDINGS INC.

By:	/s/ Mark Bradford	By:	/s/ John Brawner
Title:	Vice President	Title:	President